Exhibit 99.3

AMENDMENT NO. 1 TO CREDIT AGREEMENT

As of January 22, 2014

BMO Harris Bank N.A.
770 North Water Street
Milwaukee, Wisconsin 53202
Attention: Corporate Banking

Ladies and Gentlemen:

ADAC-STRATTEC, LLC, a Delaware limited liability company (the "Company"), hereby agrees with you as follows:

1.           Definitions. Reference is made to that certain Credit Agreement dated as of June 28, 2012 (as amended, restated, amended and restated or otherwise modified, the "Credit  Agreement") between the Company and BMO Harris Bank N.A. (the "Lender"). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement as amended hereby.

2.           Background. The Company has requested that the Lender agree to (i) extend the term of the Credit Agreement to August 1, 2016, and (ii) make certain other changes to the Credit Agreement. Subject to all of the terms and conditions hereof, the Lender and the Company have agreed to such amendment on the terms set forth below.

3.           Amendment to Credit Agreement. Subject to all of the terms and conditions hereof, upon execution and delivery of this Amendment, the Credit Agreement shall be amended as of the date first written above as follows:

a.    All references to the Credit Agreement in the Credit Agreement, the Note and the Loan Documents shall refer to the Credit Agreement as amended hereby.

        b.        Subsection 2 of the definition of "Fixed Charge Coverage Ratio" is amended and restated in its entirety as follows:

(2)       the sum of (A) interest expense on Indebtedness of the Company and its Subsidiaries for such period, and (B) scheduled principal payments on Indebtedness of the Company and its Subsidiaries during such period (including the principal component of any Capitalized Lease payments), all as determined in accordance with GAAP applied on a consolidated basis to the Company and its Subsidiaries.

c.           The definition of "LIBOR Margin" is amended and restated in its entirety as follows:

"LIBOR Margin" means 1.00% per annum.

d.           The definition of "Revolving Commitment" is amended and restated in its entirety as follows:

"Revolving Commitment" means the obligation of the Lender to make Revolving Loans to the Company and issue Letters of Credit for the account of the Company subject to the terms and conditions of this Agreement in an aggregate amount not exceeding $5,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

e.           The first sentence of Section 2.01 of the Credit Agreement is amended to change the date "June 30, 2015" to "August 1, 2016".

f.           The first sentence of Section 2.05 of the Credit Agreement is amended to change the figure "0.375%" to "0.1%",

4.           Conditions. Notwithstanding any other provision of this Amendment, this Amendment shall not become effective unless and until it has been executed and delivered by all parties to the Credit Agreement as amended hereby.

5.           Representations and Warranties. The Company hereby repeats and reaffirms the representations and warranties set forth in Article V of the Credit Agreement, including without limitation the representations and warranties set forth in Section 5.05 thereof which are made hereunder with respect to the most recent financial statements and related information provided pursuant to Section 7.06 of the Credit Agreement. The Company also represents and warrants that (A) since June 30, 2013 there has been no material adverse change in the property, financial condition or business operations of the Company and its Subsidiaries, taken as a whole, and (B) the execution, delivery and performance of this Amendment are within the limited liability company powers of the Company, have been duly authorized by all necessary limited liability company action and do not and will not (i) require any consent or approval of the stockholders or members of the Company; (ii) violate any provision of the certificate of formation or limited liability company operating agreement of the Company or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or any Subsidiary; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Company or any Subsidiary pursuant to any indenture or other agreement or instrument under which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected. This Amendment constitutes, and each of the documents required herein when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Company or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

6.           Confirmation of Agreements. Except as expressly provided above, the Credit Agreement and the Loan Documents shall remain in full force and effect. This Amendment does not constitute a waiver or amendment of any term, condition or covenant in the Credit Agreement other than as specifically set forth above. Nothing contained in this Amendment or in any other document, or any course of dealing with the Company, shall be construed to imply that there is any agreement by the Lender to provide any waiver or agree to any amendment in the future. This Amendment shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Lender of the Company or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of the Company, or any mortgage, security interest, lien or other collateral or security for any of such debts, obligations or liabilities of the Company or such debtors, guarantors or other persons or entities, or waive any default except as expressly provided herein, and the Lender expressly reserves all of its rights and remedies with respect to the Company and all such debtors, guarantors or other persons or entities, and all such mortgages, security interests, liens and other collateral and security. This is an amendment and not a novation. The Company acknowledges and agrees that the obligations under the Credit Agreement and the Note exist and are owing with no offset, defense or counterclaim assertible by the Company and that the Credit Agreement, the Note and the Loan Documents are valid, binding and fully enforceable according to their respective terms.

7.           Miscellaneous. The Company shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Lender in connection with the preparation, execution, delivery, administration and enforcement of this Amendment including all costs of collection, and including without limitation the reasonable fees and disbursements of counsel for the Lender, whether or not any transaction contemplated by this Amendment is consummated. The provisions of this Amendment shall inure to the benefit of any holder of the Note, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Amendment and the making of the loans under the Credit Agreement, as so amended. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Amendment.

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If the foregoing is satisfactory to you, please sign the form of acceptance below and return a signed counterpart hereof to the Company.

(SEAL)	Very truly yours, ADAC-STRATTEC, LLC By: /s/ Patrick J. Hansen Name: Patrick J. Hansen Title: Managing Director

Agreed to as the date first above written.

BMO HARRIS BANK N.A.

By: _/s/ Victor S. Kearney__________
Name:  Victor S. Kearney
Title: Senior Vice President